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                                   EXHIBIT (J)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 37 to Registration Statement No. 2-87775 on Form N-1A of our report dated February 16, 2007, relating to the financial statements and financial highlights of Ultra Series Fund, including the Money Market Fund, Bond Fund, Diversified Income Fund (formerly Balanced Fund), High Income Fund, Large Cap Value Fund (formerly Growth and Income Fund), Large Cap Growth Fund (formerly Capital Appreciation Fund), Mid Cap Value Fund (formerly Mid-Cap Fund), Mid Cap Growth Fund (formerly Multi-Cap Growth Fund), International Stock Fund, Global Securities Fund, Conservative Allocation Fund, Moderate Allocation Fund and Aggressive Allocation Fund (collectively, the "Funds") appearing in the Annual Report on Form N-CSR of Ultra Series Fund for the year ended December 31, 2006, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which are part of such Registration Statement.

Chicago, Illinois
April 24, 2007